Exhibit 21.1

Subsidiaries of the Registrant:

Name:	Jurisdiction of Incorporation:
Genpact Global (Bermuda) Limited	Bermuda
Genpact Global Holdings (Bermuda) Limited	Bermuda

Genpact (Changchun) Co. Ltd.	China
Genpact (Dalian) Co. Ltd.	China

Genpact Hungary Kft	Hungary
Genpact Hungary Process Szolgaltató Kft.	Hungary

Genpact India	India
Genpact India Business Processing Pvt. Ltd.	India
Genpact Infrastructure (Bhopal) Pvt. Ltd.	India
Genpact Infrastructure (Bhubneshwar) Pvt. Ltd.	India
Genpact Infrastructure (Hyderabad) Pvt. Ltd.	India
Genpact Infrastructure (Jaipur) Pvt. Ltd.	India
Genpact Mobility (I) Pvt. Ltd.	India
NGEN Media Services Pvt. Ltd.	India

Genpact Japan KK	Japan

Genpact Luxembourg	Luxembourg

Genpact China Holdings	Mauritius
Genpact China Investments	Mauritius
Genpact India Holdings	Mauritius
Genpact India International	Mauritius
Genpact India Investments	Mauritius
Genpact Mauritius	Mauritius
Genpact Mauritius - Bhopal SEZ	Mauritius
Genpact Mauritius - Bhuvaneshwar SEZ	Mauritius
Genpact Mauritius - Hyderabad SEZ	Mauritius
Genpact Mauritius - Jaipur SEZ	Mauritius
Genpact Mauritius Services	Mauritius

EDM de Mexico S de RL de CV	Mexico
EDM Servicios Administrativos S de RL de CV	Mexico
EDM S de RL de CV	Mexico

B.V.A. Logistics B.V.	Netherlands
Genpact Netherlands B.V.	Netherlands
ICE Consulting Services B.V.	Netherlands
ICE Consulting Services VOF	Netherlands
ICE Resourcing Services B.V.	Netherlands
IS-All B.V.	Netherlands
Itolution B.V.	Netherlands
Moralega B.V.	Netherlands
Sapiens Consulting B.V.	Netherlands

Genpact Poland	Poland

Genpact Romania Srl	Romania

Business Communication Experts S.L.	Spain
ICE Strategy Consultants S.L.	Spain

Genpact (UK) Ltd.	United Kingdom

Creditek Corporation	United States
Creditek LLC	United States
Creditek Medifinancial, Inc.	United States
Creditek Recovery Solutions, Inc.	United States
First Premier Escrow, Inc.	United States
Genpact El Paso Services Inc.	United States
Genpact International, LLC	United States
Genpact (Mexico) I LLC	United States
Genpact (Mexico) II LLC	United States
Genpact Mobility Services, Inc.	United States
Genpact Mortgage Services, Inc.	United States
Genpact Onsite Services Inc.	United States
Genpact Process Solutions, LLC	United States
Genpact Services LLC	United States
Genpact US Holdings, Inc.	United States

Genpact US LLC	United States
MoneyLine Technologies, LLC	United States
Receivable Strategies, LLC	United States
The Elysium Corporation	United States